As filed with the Securities and Exchange Commission on March 20, 2001

                                      Registration No. 333-
                                                            -----------------
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   ---------
                                    FORM S-8
                           REGISTRATION STATEMENT
                                     UNDER
                        THE SECURITIES ACT OF 1933
                                  ---------
                         GULFMARK OFFSHORE, INC.
          (Exact Name of Registrant as specified in its charter)
          Delaware                                             76-0526032
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)	                      Identification No.)
                              5 Post Oak Park
                    4400 Post Oak Parkway, Suite 1170
                           Houston, Texas  77027
                    (Address of principal executive offices)
                                   ---------
              GULFMARK OFFSHORE, INC. 1997 INCENTIVE EQUITY PLAN
                    (Full Title of the Plan)
                                  ---------
                          EDWARD A. GUTHRIE, JR.
                         Executive Vice President
                         GulfMark Offshore, Inc.
                            5 Post Oak Park
                      4400 Post Oak Parkway, Suite 1170
                          Houston, Texas  77027
                            (713) 963-9522
             (Name, address and telephone number of agent for service)

                                 Copy to:
                         W. GARNEY GRIGGS, Esq.
                         Griggs & Harrison, P.C.
                        1301 McKinney, Suite 3200
                         Houston, Texas  77010
                              (713) 651-0600
                                 ---------
                     CALCULATION OF REGISTRATION FEE

                                            Proposed         Proposed
       Title of                              Maximum          Maximum
      Securities             Amount to    Offering Price     Aggregate             Amount of
   to be Registered       be Registered   Per Share (1)    Offering Price (1)   Registration Fee
-----------------------   -------------   --------------   ------------------   ----------------
Common Stock, par value
    $0.01 per share      350,000 shares   $31.75           $11,112,500          $2,778

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h), based on the average of the high and low prices of the Company's Common Stock on March 16, 2001, as reported on the NASDAQ National Market System.




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
                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Certain Documents by Reference

     We incorporate herein by reference the following documents filed with the Securities and Exchange Commission:

     (1) Annual report on Form 10-K for the year ended December 31, 2000 filed March 19, 2001), and

     (2) All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and

     (3) The description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A, filed April 29, 1997.

     Statements in subsequently filed incorporated documents or in any accompanying prospectus supplement will modify and supersede the statements contained in this registration statement and become a part hereof from the date of the filing of those documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     General

     Our certificate of incorporation provides that we must indemnify our directors, officers and certain other individuals to the full extent permitted by the Delaware General Corporation Law or other applicable laws. We are permitted to enter into agreements with any such person to provide indemnification greater or different than that provided in our certificate of incorporation or Delaware law.

     Our certificate of incorporation limits the personal liability of our directors to us or our shareholders to the full extent permitted by Delaware law, which currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

     Indemnification and Insurance

     Delaware corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with



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specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and Delaware law requires court approval before any indemnification where the person seeking indemnification has been found liable to the corporation.

     Our certificate of incorporation provides that we shall indemnify, to the full extent permitted by Delaware law or any other applicable law, each of our current and former directors, officers, employees and certain agents, and each person who, at the request of the board of directors or an officer, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. Significant payments by us in settlement of a claim or in satisfaction of a judgment against any of our officers, directors or other indemnified individuals, as required by these provisions and if permitted by Delaware law, could materially reduce our assets.

     We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification, and there is no pending litigation or proceeding involving any of our directors or officers in which indemnification would be required or permitted by our certificate of incorporation or Delaware law.

     Elimination of Liability in Certain Circumstances

     Our certificate of incorporation protects our directors against monetary damages for breach of the duty of care to the full extent permitted by Delaware law. These provisions do not eliminate the directors' duty of care. Under these provisions, neither we nor our shareholders may assert a claim for money damages against a director for certain breaches of fiduciary duty, including claims in connection with possible takeover proposals. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. These provisions also do not affect the directors' responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws. These provisions apply to our officers only if they are directors and are acting in their capacity as directors, and do not apply to officers who are not directors.

     Directors will remain subject to liability for the following:

     -  breach of a director's duty of loyalty to us and our stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      -  transactions from which a director derives improper personal benefit;
         and

     -  unlawful dividends or unlawful stock repurchases or redemptions.




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

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The exhibits to this registration statement are as follows:

Exhibit
Number    Exhibit
------    ----------
   4.1 - Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, No. 333-24141)

   4.2 - Certificate of Amendment to Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Registration on Form S-4, No. 333-24141)

   4.3 - Bylaws of the Company (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, No. 333-24141)

 4.4.1 - GulfMark Offshore, Inc., 1997 Incentive Equity Plan (Incorporated by reference to Exhibit 10.16 to the annual report on Form 10-K, No. 000-22853)

*4.4.2  - Amendment No. 1 to the GulfMark Offshore, Inc., 1997 Incentive
          Equity Plan

  *5.1  - Opinion of Griggs & Harrison, P.C.

  23.1  - Consent of Griggs & Harrison, P.C. (included in Exhibit 5.1)

 *23.2  - Consent of Ernst & Young L.L.P.

 *23.3  - Consent of Arthur Andersen, L.L.P.

-------------------

*Filed herewith


Item 9.  Undertakings

     (a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the



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         total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, GulfMark Offshore, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 20, 2001.
                                          GULFMARK OFFSHORE, INC.

                                          By: /s/ Edward A. Guthrie
                                             ---------------------------------
                                                   Edward A. Guthrie, Jr.
                                             Executive Vice President, Finance
                                                (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                            Date
---------                 -----                            ----

/s/ Bruce A. Streeter
------------------------
Bruce A. Streeter         President and Director            March 20, 2001
                          (Principal Executive Officer)

/s/ Edward A. Guthrie
------------------------
Edward A. Guthrie, Jr.    Executive Vice President, Finance March 20, 2001
                          (Principal Financial Officer)
                           Secretary, Treasurer

/s/ Kevin D. Mitchell
------------------------
Kevin D. Mitchell         Controller                        March 20, 2001
                          (Principal Accounting Officer)
                          Assistant Secretary

/s/ David J. Butters
------------------------
David J. Butters          Director                          March 20, 2001

/s/ Norman G. Cohen
------------------------
Norman G. Cohen           Director                          March 20, 2001

/s/ Marhsall A. Crowe
------------------------
Marshall A. Crowe         Director                          March 20, 2001

/s/ Louis S. Gimbel, 3rd
------------------------
Louis S. Gimbel, 3rd      Director                          March 20, 2001

/s/ Sheldon S. Gordon
------------------------
Sheldon S. Gordon         Director                          March 20, 2001

/s/ Robert B. Millard
------------------------
Robert B. Millard         Director                          March 20, 2001




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                              EXHIBIT INDEX

Exhibit                                                   Sequentially
Number     Exhibit                                       Numbered Page
-------    --------                                      --------------
   4.1  -  Certificate of Incorporation of the Company
           Incorporated by reference to Exhibit 3.1 to
           the Company's Registration Statement on Form
           S-4, No. 333-24141)                                N/A

   4.2  -  Certificate of Amendment to Certificate of
           Incorporation of the Company (Incorporated by
           reference to Exhibit 3.2 to the Company's
           Registration on Form S-4, No. 333-24141)           N/A

   4.3  -  Bylaws of the Company (Incorporated by reference
           to Exhibit 3.3 to the Company's Registration
           Statement on Form S-4, No. 333-24141)              N/A

 4.4.1  -  GulfMark Offshore, Inc., 1997 Incentive Equity
           Plan (Incorporated by reference to Exhibit 10.16 to the annual report on Form 10-K, No. 000-22853) N/A

*4.4.2  -  Amendment No. 1 to the GulfMark Offshore, Inc.,
           1997 Incentive Equity Plan                         N/A

  *5.1  -  Opinion of Griggs & Harrison, P.C.                 N/A

  23.1  -  Consent of Griggs & Harrison, P.C. (included in
           Exhibit 5.1)                                       N/A

 *23.2  -  Consent of Ernst & Young L.L.P.                    N/A

 *23.3  -  Consent of Arthur Andersen, L.L.P.                 N/A


*Filed herewith
























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